UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 28, 2010 (June 25, 2010)

DIVIDEND CAPITAL TOTAL REALTY TRUST INC.

(Exact Name of Registrant as Specified in its Charter)

Maryland	000-52596	30-0309068
(State or other jurisdiction of incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

518 Seventeenth Street, 17th Floor, Denver CO	80202
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code (303) 228-2200

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01	Regulation FD Disclosure

On June 25, 2010, Dividend Capital Total Realty Trust Inc. (the “Company”) issued a press release announcing that it completed the acquisition of a portfolio of office and industrial properties (the “National Office and Industrial Portfolio”) for a total purchase price of approximately $1.3 billion. The National Office and Industrial Portfolio comprises a diversified portfolio of 32 office and industrial properties located in 16 distinct geographic markets within the United States aggregating approximately 11.3 million net rentable square feet. The press release will be made available on the Company’s website and is attached hereto as Exhibit 99.1. The information in this Item 7.01 of Form 8-K and the attached Exhibit 99.1 are furnished to the Commission, and shall not be deemed to be “filed” with, the Commission for any purpose, including for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits:

Exhibit Number	Description

99.1	Press release entitled “Dividend Capital Total Realty Trust Acquires $1.3 Billion Commercial Real Estate Portfolio”

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Dividend Capital Total Realty Trust Inc.

June 28, 2010	By:	/S/ M. KIRK SCOTT
M. Kirk Scott Chief Financial Officer and Treasurer